                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1999 with respect to the financial statements and schedule of NeoPath, Inc. incorporated by reference and/or included in the Annual Report (Form 10-K) for the year ended December 31, 1998, which are incorporated by reference and included in the Registration Statement (Form S-4, File No. 333-86555), as amended by Post-Effective Amendment No. 1, and related Joint Proxy Statement/Prospectus, as supplemented by Prospectus Supplement No. 1, of AutoCyte, Inc. for the registration of shares of its common stock.


                                                        /s/ Ernst & Young LLP

Seattle, Washington
September 15, 1999